EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference, in the Registration Statement (Form S-8 No 333-______) pertaining to the Rock-Tenn Company Amended and Restated 2004 Incentive Stock Plan, of our reports dated November 23, 2011, with respect to the consolidated financial statements of Rock-Tenn Company and the effectiveness of internal control over financial reporting of Rock-Tenn Company included in its Annual Report (Form 10-K) for the year ended September 30, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
August 8, 2012

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